Exhibit 3.22
BYLAWS OF
MID-MAINE TELPLUS
ADOPTED AS OF JUNE 8, 1995
ARTICLE I.
Name and Seal
     Section 1. Name. The name of the Company shall be Mid-Maine TelPlus.
     Section 2. Seal. The seal of the Company shall consist of a flat-faced circular die, with the words and figures, MID-MAINE TELPLUS, MAINE, 1995 cut or engraved thereon.
ARTICLE II.
Shareholders’ Meetings
     Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the second Wednesday of June of each year, or, if that be a legal holiday, on the next succeeding full business day not a legal holiday. In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, a substitute annual meeting may be held in place thereof, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such substitute meeting shall be called in the same manner and as prescribed for special shareholders’ meetings. Except when otherwise required by law or by these bylaws, any business may be transacted at the annual meeting irrespective of whether or not the notice of meeting shall have contained a reference thereto.
     Section 2. Special Meetings. Special meetings of the shareholders may be called by any one of the following:
a.	President

b.	Majority of Board of Directors

c.	The holders of 10% or more of shares entitled to vote at the meeting.

     Notice of the meeting shall be given and shall state the time, place and purpose of the meeting applied for. The person giving such notice shall make an affidavit that said notice has been given.
     Section 3. Place of Meetings. The annual meeting and any special meeting of the shareholders shall be held at such place within or without the State of Maine as shall be designated in the notice of such meeting.
     Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which it is called, shall be delivered by mail to each shareholder of record at his or her registered address not less than 3 days nor more than 50 days prior to the date of the meeting, and the person giving such notice shall make an affidavit that said notice has been given.
     Section 5. Waiver. Any notice of meeting may be waived by a shareholder by submitting, before or after the meeting, a waiver, signed either in person or by proxy or by attendance at the meeting, either in person or by proxy.
     Section 6. Quorum and Required Vote. At any meeting of the shareholders a majority of the outstanding shares entitled to vote represented by shareholders of record in person or by proxy shall constitute a quorum, but a majority of such lesser number as may be present may adjourn any meeting to a future date at which a quorum shall be present or represented. No notice of the adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken and the adjournment is less than thirty (30) days. When a quorum is present at any meeting, a majority of votes cast by those entitled to vote on the subject matter shall decide any question other than election of Directors brought before such meeting, unless some greater vote is required by law, the articles of incorporation or these bylaws.

In elections of Directors, those receiving the greatest number of votes, even though not receiving a majority, shall be deemed elected. The shareholders present at a duly called or held meeting at which a quorum was once present may continue to do business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
     Section 7. Proxy and Voting. Holders of record of shares entitled to vote on the record date, with respect to a meeting, may vote at the meeting either in person or by proxy in writing which shall be filed with the Clerk before being voted. Each shareholder shall be entitled to one vote for each share held by him. Every proxy must be dated and signed by the shareholder or his attorney-in-fact; a telegram or cablegram appearing to have been transmitted by the shareholder satisfies this requirement. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided therein. Every proxy shall be revocable at the pleasure of the shareholder executing it, except where an irrevocable proxy is permitted by law.
     Section 8. Consents. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if written consents, setting forth the action so taken, are signed by the holders of all outstanding shares entitled to vote on such action and are filed with the Clerk of the Company as part of the Company records. Such written consents shall have the same effect as a unanimous vote of the shareholders and may be stated as such in any certificate or document required or permitted to be filed with the Secretary of State, and in any certificate or document prepared or certified by any officer of the Company for any purpose.

ARTICLE III.
Board of Directors
     Section 1. Number and Election. The Board of Directors shall consist of a number of persons, within the limits specified in the articles of incorporation, who shall be chosen at the annual meeting of the shareholders. The number of Directors for each year shall be fixed by a vote at the meeting when elected, but the shareholders entitled to vote may, at a special meeting held for the purpose during any such year, change (within the above limits) the number of Directors as thus fixed and elect Directors to complete the number so fixed. In addition, the Directors may by resolution change (within the above limits) the number of Directors as thus fixed and elect Directors to complete the number so fixed. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Each Director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified. A Director need not be a shareholder.
     Section 2. Powers. The Board of Directors shall manage the property, business and affairs of the Company. In the management and control of the property, business and affairs of the Company, the Board of Directors is hereby vested with all the powers possessed by the Company itself, so far as this delegation of authority is not inconsistent with the laws of the State of Maine, with the articles of incorporation or with these bylaws.
     Section 3. Meetings. Regular meetings of the Board of Directors shall be held in such places and at such times as the Board may determine, and if so determined, no notice thereof need be given.
     Special meetings of the Board of Directors may be held at any time or place, whenever called by the President, the Clerk, or two or more Directors, reasonable notice thereof being given by the officer calling the meeting to each Director, or at any time without formal notice, provided all the Directors are present or those not present have waived notice thereof. Such special meetings shall be held at such times and places as the notice thereof or waiver shall specify.
     Organization meetings of a newly elected Board may be held without notice immediately after the shareholder meeting at which it is elected.
     Section 4. Quorum. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the same may be held as adjourned without further notice. When a quorum is present at any meeting a majority of the members present thereat shall decide any question brought before such meeting.
     Section 5. Unanimous action. Unless otherwise provided by the articles of incorporation or bylaws, any action required to be taken at a meeting of the Directors of the Company, or any action which may be taken at a meeting of the Directors or of a committee of the Directors, may be taken without a meeting if all of the Directors, or all of the members of the committee, as the case may be, sign written consents setting forth the action taken or to be taken, at any time before or after the intended effective date of such action. Such consents shall be filed with the minutes of directors’ meetings or committee meetings, as the case may be, and shall have the same effect as a unanimous vote.
     Section 6. Vacancies. The Board may by vote fill any vacancies thereon, whether the vacancies are created by an increase in the number of Directors or some other cause. Each Director so elected shall hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified.

          Section 7. Committees. The Board by vote of a majority of the whole Board, may designate an executive committee or one or more other committees, each committee to consist of two or more of the Directors, which, to the extent provided in said vote or in these bylaws and allowed by law, shall have and may exercise the powers of the Board in the management of the business and affairs of the Company, and may have power to authorize the seal of the Company to be affixed to all papers which may require it Such committee or committees shall have such name or names as may be stated in these bylaws or as may be determined from time to time by vote of the Board. Such committees shall keep regular minutes of their proceedings and report the same to the Board when required.
     Section 8. Compensation. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, officers or otherwise.
ARTICLE IV.
Officers
     Section 1. Principal Officers. The principal officers of the Company shall be a President, a Treasurer and a Clerk. The President and Treasurer shall be elected annually by the Board of Directors. The Clerk shall be elected by the Board of Directors and shall hold office until the Company changes its Clerk in the manner prescribed by law.
     Section 2. Eligibility. The officers may be, but need not be, Directors of the Company. The Clerk shall be a resident of the State of Maine.

     Section 3. Additional Officers. The Board of Directors, in its discretion, may appoint such other officers, agents or employees as it may deem advisable, and prescribe the powers, duties and tenure thereof.
     Section 4. Compensation of Officers. The salaries of all officers of the Company shall be fixed by the Board of Directors. Any payments made to an officer of this Company by way of a salary, commission, bonus, interest, rent, reimbursement of entertainment or other expense incurred by him, or otherwise, which shall be disallowed in whole or in part as a deductible expense to the Company by the Internal Revenue Service for federal income tax purposes, shall be reimbursed by such officer to the Company to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from the officer’s future compensation payments until the amount owed to the Company has been recovered.
     Section 5. President. The President shall be the chief executive officer of the Company and, when present, shall preside at all meetings of the shareholders and of the Board of Directors. He shall have the general management of the business of the Company subject to the direction of the Board of Directors. Unless some other person is thereunto authorized by vote of the Board of Directors, and unless the Treasurer shall sign, he shall sign all bonds, deeds and contracts of the Company and shall perform such other duties and have such other powers as are commonly incident to his office and as the Board of Directors from time to time may designate.
     Section 6. Vice-President. The Board of Directors may, in its discretion, appoint one or more Vice Presidents to hold office for such period(s) as the Board of Directors shall determine, and, if more than one Vice President has been so appointed, may designate one Vice President to assume the duties of the President as provided below. In the absence of the president or in event of his death, inability or refusal to act, the Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the directors.
     Section 7. Treasurer. The Treasurer shall direct the keeping of the accounts of the Company and direct and attend to the depositing of the funds and securities of the Company in such depositories or with such custodians as the Board of Directors shall designate. Unless the Board of Directors by vote directs otherwise, he may endorse for deposit or collection all notes, checks and other instruments payable to the Company or its order, and may accept drafts on behalf of the Company. In addition, he may sign all bonds, deeds, contracts, checks, drafts, notes and other obligations for the payment of money of the Company, unless some other person is thereunto specifically authorized by vote of the Board of Directors or the shareholders.
     Section B. Clerk. In addition to any other duties assigned to the Clerk by these bylaws, the Clerk shall keep accurate records of the meetings of the shareholders, including records of all votes and minutes, in a book kept for that purpose at the registered office of the Company. He shall have custody of the corporate seal and shall have power to affix and attest the same to the contracts, deeds and other documents of the Company when necessary or appropriate. He shall have custody of the permanent records of the Company. In addition, he shall perform such other duties and have such other powers as the Board of Directors from time to time may designate.
     Section 9. Secretary. The Secretary shall keep accurate minutes of all meetings of the Board of Directors and shall perform such other duties and have such other powers as are required or permitted by law and as the Board of Directors shall from time to time designate. In his absence an Assistant Secretary or a Secretary pro tempore shall perform his duties and the Assistant Secretaries shall have such other powers and duties as the Board of Directors shall from time to time designate.
     Section 10. Removals. The shareholders may, at any meeting called for the purpose, by vote of a majority of the outstanding shares entitled to vote, remove from office any officer elected by the shareholders, and elect his successor, so far as this power is not inconsistent with the laws of the State of Maine. The Directors may, by majority vote, remove from office any officer, agent or employee elected or appointed by them.
     Section 11. Vacancies. Any vacancy in any office may be filled by the Board of Directors. Any officer so elected and required to be elected annually by the shareholders shall hold office until the next annual meeting and until his successor is elected and qualified, subject to removal under Section 10 of this Article.
ARTICLE V.
Bank Accounts - Checks - Notes
     Section 1. Deposits. All funds of the Company shall be deposited to the credit of the Company in such banks or trust companies or other depositories as the Board of Directors may designate.
     Section 2. Checks and Notes. All checks and drafts on the Company’s accounts and all bills of exchange, promissory notes and other evidences of indebtedness shall be signed by the Treasurer or such other officer or employee as the Board of Directors may from time to time designate, subject to such requirements as to counter signature or other conditions as the Board may from time to time determine.

ARTICLE VI.
Shares
     Section 1. Share Certificates. Every shareholder, upon payment in full for his shares, shall be entitled to a certificate certifying the number of shares owned by him in the Company in such form as the Board of Directors may from time to time prescribe and signed by the President or the Vice President and by the Treasurer.
     Section 2. Transfers. Shares of the Company may be transferred only by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby, or by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.
     Section 3. Holders of Record. The Company is entitled to recognize the exclusive right of a person registered upon its books as the owner of shares to receive dividends and to vote as such owner, until a transfer of such shares is recorded on the books of the Company or a new certificate is issued to the person to whom it has been transferred. It shall be the duty of every shareholder to notify the Company of his post office address.
     Section 4. Replacement Certificates. New share certificates may be issued to replace lost, stolen, destroyed or mutilated certificates upon such conditions as the Board of Directors may from time to time determine.
     Section 5. Record Date. The Board of Directors shall have power to close the stock transfer books of the Company for a period of, or may fix in advance a date, not more than fifty (50) nor less than three (3) days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the right in respect of any such change, conversion or exchange of shares, and in such case only shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after any such record date fixed as aforesaid.
ARTICLE VII.
Amendments
     Except as otherwise required by law, these bylaws may be amended or repealed at any annual or special meeting of the shareholders, by vote of a majority of the outstanding shares entitled to vote, if notice of the proposed amendment or repeal is given in the notice of said meeting. Except as otherwise required by law, these bylaws may also be amended or repealed by the Board of Directors at any regular or special meeting of the Board. Bylaws made by the Directors under the power conferred by this Article VII may be altered or repealed by the Board of Directors or the shareholders.

ARTICLE VIII.
Indemnification of Directors and Officers
     Section 1. Indemnification. To the fullest extent now or hereafter permitted by law, the Company shall hold harmless and indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative ox investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, partner, fiduciary, or employee of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; provided that no indemnification may be provided for any person with respect to any matter as to which that person shall have been finally adjudicated:
A.	Not to have acted honestly or in the reasonable belief that that person’s action was in or not opposed to the best interests of the corporation or its shareholders; or

B.	With respect to any criminal action or proceeding, to have had reasonable cause to believe that that person’s conduct was unlawful.
The termination of any action, suit or proceeding by judgment, order or conviction adverse to that person, or by settlement or plea of nolo contenders or its equivalent, shall not of itself create a presumption that that person did not act honestly or in the reasonable belief that that person’s action was in or not opposed to the best interests of the Company or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that that person’s conduct was unlawful.

     Section 2. Liability to the Company. Notwithstanding any foregoing provision of this Article VIII, the Company shall not have the power to indemnify any person with respect to any claim, issue or matter asserted by or in the right of the corporation as to which that person is finally adjudicated to be liable to the Company unless the court in which the action, suit or proceeding was brought shall determine that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such amounts as the court shall deem reasonable.
     Section 3. Successful Defense. Any foregoing provision of this Article VIII to the contrary notwithstanding, to the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, that director or officer shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by that director or officer in connection therewith.
     Section 4. Written Undertaking. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall in all cases be authorized and paid by the Company in advance of the final disposition of that action, suit or proceeding upon receipt by the corporation of:
A.	A written undertaking by or on behalf of the officer or director to repay that amount if that person is finally adjudicated:
(1)	Not to have acted honestly or in the reasonable belief that that person’s action was in or not opposed to the best interests of the Company;

(2)	With respect to any criminal action or proceeding, to have had reasonable cause to believe that the person’s conduct was unlawful; or

(3)	With respect to any claim, issue or matter asserted in any action, suit or proceeding brought by or in the right of the Company, to be liable to the Company, unless the court in which that action, suit or proceeding was brought permits indemnification in accordance with section 2; and
B.	A written affirmation by the officer or director employee that the person has met the standard of conduct necessary for indemnification by the company as provided by these Bylaws.
The undertaking required by paragraph A shall be an unlimited general obligation of the person seeking the advance, but need not be secured And may be accepted without reference to financial ability to make the repayment.
     Section 5. Indemnification Not Exclusive Remedy. The indemnification and entitlement to advances of expenses provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in that person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person. A right to indemnification required by the bylaws may be enforced by a separate action against the Company, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought.
     Section 6. Liability Insurance. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person’s status as such, whether or not the Company would have the power to indemnify that person against such liability under this section.

     For purposes of this section, references to the “company” shall include, in addition to the surviving corporation or new corporation, any participating corporation in a consolidation or merger.
     Section 7. Effect of Invalidity. If any word, clause or provision of this Article VIII or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.